Exhibit 99.1

Markforged Announces First Quarter 2022 Results

WATERTOWN, Mass. – Markforged Holding Corporation (NYSE: MKFG) (the “Company”), creator of the integrated metal and carbon fiber additive manufacturing platform, The Digital Forge, today announced its results from the first quarter ended March 31, 2022.

Financial Highlights

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Revenue increased by 8.6%, to $21.9 million, in the first quarter of 2022 from $20.1 million in the first quarter of 2021.
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Gross margin was 53.1% in the first quarter of 2022 compared to 60.5% in the first quarter of 2021.
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Non-GAAP gross margin was 53.6% in the first quarter of 2022 compared to 60.7% in the first quarter of 2021.
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Net profit (loss) was a profit of $4.2 million in the first quarter of 2022, compared to a net loss of $10.0 million in the first quarter of 2021.
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Non-GAAP profit (loss) was a loss of $15.5 million in the first quarter of 2022, compared to a loss of $7.8 million in the first quarter of 2021.
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GAAP earnings per share was a profit of $0.02 for the first quarter of 2022, compared to a loss of $0.25 in the first quarter of 2021.
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Non-GAAP earnings per share was a loss of $0.08 for the first quarter of 2022, compared to a loss of $0.20 in the first quarter of 2021.
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Cash and cash equivalents were $269.1 million as of March 31, 2022.

Reconciliations of the non-GAAP financial measures provided in this press release to their most directly comparable GAAP financial measures are provided in the financial tables included at the end of this press release. An explanation of these measures and how they are calculated is also included under the heading “Non-GAAP Financial Measures.”

“Markforged is a differentiated player in additive manufacturing. We bring a strong balance sheet and a track record of execution to our industry. Our focus on high-value, end-use manufacturing applications, printed at the point of need, solves for today’s extreme supply chain challenges, resulting in a growing install base and leading gross margins. We are accelerating organic product innovation as planned and increasing our addressable market. I’m so proud of our team for their execution against our plan,” said Shai Terem, President and CEO of Markforged. “We also applaud the Biden administration’s Additive Manufacturing Forward initiative, announced earlier this month, which we believe will help accelerate adoption of additive technologies and create more agile and resilient supply chains. Markforged is excited to be part of this important initiative to help strengthen American manufacturing.”

Business Highlights

Production and delivery of Markforged’s newest printer, the FX20, continued as planned this quarter. The majority of shipments will occur in the second half of the year, but the printers already in the field are generating great feedback and increased interest. The FX20 will be showcased in North America for the first time next week at the Rapid + TCT 2022 trade show in Detroit.

The company launched Precise PLA in the first quarter as part of our strategy to expand our addressable market. This cost-effective, specialized version of polylactic acid enables our customers to use the Markforged solution for the full product lifecycle, from design through tooling and into production.

Subsequent to the quarter end Markforged completed its acquisition of cloud native software provider Teton Simulation Software. Teton’s SmartSlice™ technology will be integrated into Markforged’s Eiger software as a subscription add-on, enabling customers to optimize and validate advanced composite parts for the most demanding production applications.

As part of Markforged’s long-term growth strategy, the Company made continued, yet measured, investments to accelerate innovation efforts in R&D and grow its go-to-market organization. The Markforged organization grew to over 400 team members this quarter.

2022 Guidance

Markforged reaffirms its full-year 2022 guidance. Revenue is expected to be within the range of $114-123 million, and non-GAAP gross margins are expected to be within the range of 55%-57%. Non-GAAP earnings per share results for the full year are expected to be a loss in the range of $0.28 - $0.31 per share, based on an outstanding share count of approximately 187 million shares.

Conference Call and Webcast Information

The Company will host a webcast and conference call at 5:00 p.m. ET today, Thursday, May 12, to discuss the results and other matters.

Participants may access the audio webcast by visiting the investors section of the Company's website at https://investors.markforged.com/.

To participate in the call, please dial 1-877-300-8521, or 1-412-317-6026 for international participants, ten minutes before the scheduled start.

For those unable to listen to the live conference call, a replay will be available on the Company's website and telephonically through May 26, 2022, by dialing 1-844-512-2921 (U.S. domestic) or 1-412-317-6671 (International), passcode 10165836.

About Markforged

Markforged (NYSE: MKFG) is reimagining how humans build everything by leading a technology-driven transformation of manufacturing with solutions for enterprises and societies throughout the world. The Markforged Digital Forge brings the power and speed of agile software development to industrial manufacturing, combining hardware, software, and materials to solve supply chain problems right at the point of need. Engineers, designers, and manufacturing professionals all over the world rely on Markforged metal and composite printers for tooling, fixtures, functional prototyping, and high-value end-use production. Markforged is headquartered in Watertown, Mass., where it designs its products with over 400 employees worldwide. To learn more, visit www.markforged.com.

Non-GAAP Financial Measures

In addition to our financial results determined in accordance with U.S. generally accepted accounting principles (“GAAP”), we believe that non-GAAP profit (loss), a non-GAAP financial measure, is useful in evaluating the performance of our business.

This non-GAAP measure has limitations as an analytical tool. We do not, nor do we suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors should also note that the non-GAAP financial measures we use may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as that of other companies, including other companies in our industry.

We recommend that you review the reconciliation of this non-GAAP measure to the most directly comparable GAAP financial measure provided in the financial statement tables included below in this press release, and that you not rely on any single financial measure to evaluate our business.

Non-GAAP profit (loss)

We define non-GAAP profit (loss) as net profit (loss) and comprehensive income (loss) less stock-based compensation expense, net change in fair value of warrant liabilities and contingent earnout liabilities, and non-recurring transaction costs. We monitor non-GAAP profit (loss) as a measure of our overall business performance, which enables us to analyze our past and future performance without the effects of certain non-cash items and/or one-time charges. While we believe that non-GAAP profit (loss) is useful in evaluating our business, non-GAAP profit (loss) is a non-GAAP financial measure that has limitations as an analytical tool. Non-GAAP profit (loss) can be useful in evaluating our performance by eliminating the effect of certain non-cash expenses, such as stock-based compensation, however, we may incur such expenses in the future which could impact future results.

Special Note Regarding Forward-Looking Statements

This press release contains forward-looking statements that are based on beliefs and assumptions and on information currently available. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. These statements involve risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. Although Markforged believes that it has a reasonable basis for each forward-looking statement contained in this press release, Markforged cautions you that these statements are based on a combination of facts and factors currently known by it and its projections of the future, about which it cannot be certain. Forward-looking statements in this press release include, but are not limited to, future growth rate, revenue and gross profit margin guidance; expected growth, the size of and opportunity to increase our addressable market; the anticipated benefits of the acquisition of Teton Simulation Software, the rate and extent of adoption of our products, including, but not limited to, our most recently introduced products; the effects of the global supply chain disruptions; the contributions of individual executive team members; and the benefits to consumers, functionality and applications of Markforged’s products. Markforged cannot assure you that the forward-looking statements in this press release will prove to be accurate. These forward looking statements are subject to a number of risks and uncertainties, including, among others, general economic, political and business conditions; the ability of Markforged to maintain its listing on the New York Stock Exchange; the effect of COVID-19 on Markforged’s business and financial results; the outcome of any legal proceedings against Markforged; and those factors discussed under the header “Risk Factors” in Markforged’s most recent periodic and other filings with the SEC. Furthermore, if the forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that Markforged will achieve its objectives and plans in any specified time frame, or at all. The forward-looking statements in this press release represent Markforged’s views as of the date of this press release. Markforged anticipates that subsequent events and developments will cause its views to change. However, while Markforged may elect to update these forward-looking statements at some point in the future, Markforged has no current intention of doing so except to the extent required by applicable law. You should, therefore, not rely on these forward-looking statements as representing Markforged’s views as of any date subsequent to the date of this press release.

MARKFORGED HOLDING CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
As of March 31, 2022 and December 31, 2021
(In thousands, except share data and par value amounts) (Unaudited)

	March 31, 2022	December 31, 2021
Assets
Current assets
Cash and cash equivalents	$269,138	$288,603
Accounts receivable, net	22,806	26,777
Inventory	12,801	10,377
Prepaid expenses	3,636	3,921
Other current assets	1,887	511
Total current assets	310,268	330,189
Property and equipment, net	6,680	6,349
Right-of-use assets	11,702	—
Other assets	1,012	776
Total assets	$329,662	$337,314
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$6,653	$11,403
Accrued expenses	8,009	7,411
Deferred revenue	6,367	6,288
Operating lease liabilities	2,962	—
Other current liabilities	53	310
Total current liabilities	24,044	25,412
Long-term deferred revenue	3,808	3,742
Deferred rent	—	1,623
Contingent earnout liability	34,826	59,722
Long-term operating lease liabilities	10,621	—
Other liabilities	1,953	2,646
Total liabilities	75,252	93,145
Commitments and contingencies
Stockholders’ equity
Common stock, $0.0001 par value; 1,000,000,000 shares authorized at March 31, 2022 and December 31, 2021; 187,117,960 and 185,993,058 shares issued at March 31, 2022 and December 31, 2021, respectively	19	19
Additional paid-in capital	325,861	319,859
Accumulated deficit	(71,470)	(75,709)
Total stockholders’ equity	254,410	244,169
Total liabilities and stockholders’ equity	$329,662	$337,314

MARKFORGED HOLDING CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND
COMPREHENSIVE INCOME (LOSS)
For the three months ended March 31, 2022 and 2021
(In thousands, except share data and per share data) (Unaudited)

	Three Months Ended March 31,
	2022	2021
Revenue	$21,859	$20,120
Cost of revenue	10,253	7,939
Gross profit	11,606	12,181
Operating expenses
Sales and marketing	10,448	7,057
Research and development	10,567	5,259
General and administrative	11,743	8,863
Total operating expenses	32,758	21,179
Loss from operations	(21,152)	(8,998)
Change in fair value of warrant liabilities	693	(1,010)
Change in fair value of contingent earnout liability	24,896	—
Other expense	(219)	(13)
Interest expense	—	(4)
Interest income	20	2
Profit (loss) before income taxes	4,238	(10,023)
Income tax benefit	(1)	(4)
Net profit (loss) and comprehensive income (loss)	$4,239	$(10,019)
Weighted average shares outstanding - basic	186,383,312	39,440,986
Weighted average shares outstanding - diluted	191,100,683	39,440,986
Net profit (loss) per share - basic	$0.02	$(0.25)
Net profit (loss) per share - diluted	0.02	(0.25)

MARKFORGED HOLDING CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
For the three months and years ended March 31, 2022 and 2021
(In thousands) (Unaudited)

	Three Months Ended March 31,
	2022	2021
Net profit (loss) and comprehensive income (loss)	$4,239	$(10,019)
Stock compensation expense	5,422	1,194
Change in fair value of warrant liabilities	(693)	1,010
Change in fair value of contingent earnout liability	(24,896)	—
Transaction costs expensed	400	—
Non-GAAP loss [1]	$(15,528)	$(7,815)

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1Stock-based compensation expense and transaction costs were included in the following GAAP consolidated statement of operations categories:

	Three Months Ended March 31,
	2022	2021
Cost of revenue	$115	$27

Sales and marketing	848	84
Research and development	1,419	331
General and administrative	3,440	752
Total operating expense	5,707	1,167
Total adjustments	$5,822	$1,194

MARKFORGED HOLDING CORPORATION
DISAGGREGATED REVENUE BY NATURE OF PRODUCTS AND SERVICES
(In thousands) (Unaudited)
	Three Months Ended March 31,
(in thousands)	2022	2021
Hardware	$14,517	$14,239
Consumables	5,456	4,617
Services	1,886	1,264
Total Revenue	$21,859	$20,120

Media

Paulina Bucko, Head of Communications

press@markforged.com

Investors

Austin Bohlig, Director of Investor Relations

investors@markforged.com